Exhibit 10.4

EXECUTION

PLEDGE AGREEMENT

This Pledge Agreement (this “Agreement”) is entered into as of April 9, 2014, by and among DARKSTONE, LLC, a Delaware limited liability company (“Pledgor”), each Person listed on the signature pages hereto and identified thereon as an Optionee (each such Person, together with its successors and assigns, an “Optionee”), and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, acting in its capacity as collateral agent for the benefit of each Optionee (the “Collateral Agent”).

WHEREAS, each Optionee is party to an identical Put Option Agreement, dated as of the date hereof, entered into between such Optionee and the Pledgor (each such agreement as amended, amended and restated, supplemented, restated, or otherwise modified from time to time, collectively, the “Put Option Agreement”).

WHEREAS, Pledgor is willing to execute this Agreement and grant a Lien on the Collateral in favor of the Collateral Agent to secure the Aggregate Put Obligations, as herein provided.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged and agreed, the parties hereto agree as follows:

1. Appointment of Collateral Agent; Defined Terms.

(a) Each Optionee hereby appoints Credit Suisse AG, Cayman Islands Branch as Collateral Agent hereunder. Each party hereto agrees that the rights, duties and responsibilities of the Collateral Agent shall be as set forth in Exhibit A to this Agreement.

(b) Capitalized terms used herein shall have the meanings provided below or, if not defined below, in the Put Option Agreement. In addition, unless the context indicates otherwise, terms which are defined in the UCC are used herein as so defined.

“Agreement” has the meaning provided that term in the preamble to this Agreement.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided that unless expressly stated otherwise, in no event will a reference to an “Affiliate” of Pledgor be deemed to refer to Issuer and in no event will a reference to an “Affiliate” of Issuer be deemed to refer to the Pledgor.

“Aggregate Put Obligations” means, for all Optionees, the aggregate of the Optionee Put Obligations of such Optionees.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, New York City, New York.

“Cash Substitution Release Notice” has the meaning provided that term in Section 4(b) below.

“Collateral” has the meaning provided that term in Section 4(a) below.

“Collateral Account” means (i) prior to the Custodian Substitution Date, the Collateral Account described in part A of Schedule 1 and (ii) thereafter, collectively, the Optionee Collateral Accounts for all Optionees.

“Collateral Agent” has the meaning provided that term in the preamble to this Agreement.

“Collateral Coverage Ratio” means, for each Rentech Preferred Share, 55.24862 Collateral Shares, as such ratio shall be adjusted from time to time after the date of this Agreement to reflect events affecting either the Rentech Preferred Shares or the Collateral Shares that are of the type referred to in Section 5(d), 5(e) or 5(f) in the Articles of Amendment to the Rentech Organizational Documents creating the Rentech Preferred Shares.

“Collateral Shares” means, as of any date, all units of Underlying Equity pledged to the Collateral Agent and credited to the Collateral Account hereunder as of such date.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Control Agreement” means (i) that certain Custody and Control Agreement, dated as of the date of this Agreement, executed by Pledgor, Collateral Agent, and Custodian with respect to the Collateral Account and (ii) any replacement thereof satisfactory to the Optionees entered into by Pledgor, Collateral Agent, and the then Custodian on the Custodian Substitution Date.

“Conversion Release Notice” has the meaning provided that term in Section 4(c) below.

“Custodian” means until the Custodian Substitution Date, Credit Suisse Securities (USA) LLC and thereafter The Bank of New York Mellon and its successors and assigns.

“Custodian Substitution Date” means the date on which The Bank of New York Mellon replaces Credit Suisse Securities (USA) LLC as Custodian.

“Default Rate” means 4.5%.

“Event of Default” means, with respect to any Optionee, any failure of the Pledgor to pay to such Optionee on the date when due the amount determined pursuant to Section 2(a) of such Optionee’s Put Option Agreement upon the exercise by such Optionee of any Put Right thereunder.

“Issuer” means Rentech Nitrogen Partners, L.P., a Delaware limited partnership (ticker RNF).

“Law” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any governmental authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any governmental authority, in each case whether or not having the force of law.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Optionee” has the meaning provided that term in the preamble to this Agreement.

“Optionee Collateral” means, with respect to any Optionee, that portion of the Collateral attributable to such Optionee.

“Optionee Collateral Account” means, with respect to any Optionee, the account of Pledgor established and maintained by Custodian listed alongside the name of such Optionee on Part B of Schedule 1 hereto, including any subaccount, substitute, successor or replacement account thereof.

“Optionee Put Option Agreement” means, with respect to any Optionee, the Put Option Agreement to which such Optionee is a party.

“Optionee Put Obligation” means, with respect to any Optionee, the obligation of the Pledgor to pay to such Optionee the amount determined pursuant to Section 2(a) of such Optionee’s Put Option Agreement upon the exercise by such Optionee of any Put Right thereunder.

“Ordinary Cash Distribution” means, with respect to any calendar quarter, a cash distribution announced by Issuer as the regular quarterly cash distribution for such quarter.

“Partnership Agreement” means that certain Third Amended and Restated Agreement of Limited Partnership of Issuer, dated as of November 1, 2012 (as amended, restated, amended and restated, modified or supplemented from time to time).

“Permitted Liens” means the Liens granted to (a) the Collateral Agent under this Agreement and (b) Custodian at the priority levels permitted under the Control Agreement.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

“Pledged Underlying Equity” has the meaning specified in Section 6(l) below.

“Pledgor” has the meaning provided that term in the preamble to this Agreement.

“Put Option Agreement” has the meaning provided that term in the recitals to this Agreement.

“Registration Demand” has the meaning specified in Section 6(l) below.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Rentech Common Shares” means the shares of common stock of Rentech, Inc., $0.01 par value per share.

“Rentech Organizational Documents” means, as of any date, the organizational documents of Rentech, Inc. as in effect on such date.

“Rentech Preferred Shares” means the shares of Preferred Stock (as such term is defined in the each Optionee Put Option Agreement) of Rentech, Inc.

“Required Collateral Shares Amount” has the meaning specified in Section 5(b) below.

“Required Optionees” means, as of any date of determination, Optionees having more than 50% of the outstanding Rentech Preferred Shares.

“Term Loan Collateral Agent” has the meaning specified in Section 6(l) below.

“Term Loan Pledge Agreement” has the meaning specified in Section 6(l) below.

“Term Loan Pledgor” has the meaning specified in Section 6(l) below.

“UCC” has the meaning specified in Section 9(a)(iv) below.

“Underlying Equity” means the common units of Issuer.

2. Optionee Collateral Table. Part B of Schedule 1 contains a table setting forth the following information (which Schedule shall be updated from time to time as provided in Section 10(i) below in connection with transfers by an Optionee of the Rentech Preferred Shares held by it and as provided in Section 11 below).

(a) The first column sets forth the name of each Optionee.

(b) The second column sets forth, for each Optionee, the number of Collateral Shares pledged hereunder securing the Optionee Put Obligations of such Optionee as of the date of this Agreement.

(c) The third column sets forth, for each Optionee, the account number of the Optionee Collateral Account for such Optionee.

3. Security Interest. Pledgor hereby pledges, collaterally assigns and grants to the Collateral Agent for the benefit of the Optionees a first priority security interest in and lien on, and a right of set-off against, the Collateral to secure the payment and the performance of the Aggregate Put Obligations, provided that the foregoing grant shall be deemed repeated on the Custodian Substitution Date with respect to each Optionee Collateral Account.

4. Collateral.

(a) Collateral Description. The security interest granted hereunder to the Collateral Agent for the benefit of the Optionees is in all of Pledgor’s right, title and interest in and to, or otherwise with respect to, the following property and assets, whether now owned or hereafter acquired (collectively, the “Collateral”):

(i) the Collateral Account;

(ii) all Underlying Equity held in or credited to the Collateral Account, including, without limitation, all economic and non-economic interests of Pledgor in the Issuer with respect to such Underlying Equity;

(iii) all cash, securities, securities entitlements, commodity contracts, general intangibles, investment property, financial assets, instruments, accounts, chattel paper, documents, bank accounts, securities accounts, and other property which may from time to time be deposited, credited, held or carried in the Collateral Account, or that is delivered to or in the possession or control of the Collateral Agent or any of such Person’s agents or representatives, and all security entitlements with respect to any of the foregoing;

(iv) Underlying Equity which was held in the Collateral Account on the date of this Agreement and ceases to thereafter remain held in or credited to the Collateral Account (other than any Underlying Equity released pursuant to Section 4(b) or 4(c) of this Agreement) to the extent that the Underlying Equity held in or credited to the Collateral Account does not constitute the Required Collateral Shares Amount (or such lesser amount as may result from any release of Collateral made pursuant to Section 4(b) or 4(c) of this Agreement);

(v) all income and profits on any of the foregoing, all dividends, interest and other payments and distributions with respect to any of the foregoing (regardless of whether in cash, property or securities), all other rights and privileges appurtenant to any of the foregoing, including any economic and non-economic rights, voting, conversion, subscription and registration rights and any redemption rights, and any substitutions for any of the foregoing; and

(vi) all proceeds of any of the foregoing, in each case whether now existing or hereafter arising (together with all accounts in which any of the foregoing property or financial assets are held).

(b) Release of Collateral Shares upon Cash Substitution. Pledgor may, upon three (3) Business Days’ notice (or four (4) Business Days if such notice is not received by 12:00 noon on the applicable Business Day) to the Collateral Agent (a “Cash Substitution Release Notice”), request the release of Collateral Shares from the Collateral Account if Pledgor deposits cash into such Collateral Account pursuant to this Section 4(b). The minimum amount of cash Pledgor may deposit shall be the lesser of (A) $50,000,000 and (B) an amount equal to the result obtained by multiplying (i) the Redemption Price (as defined in the Articles of Amendment to the Rentech Organizational Documents governing the Renetech Preferred Shares) for one Rentech Preferred Share that is applicable on the date such Cash Substitution Release Notice is delivered by (ii) the aggregate number of Rentech Preferred Shares outstanding on such date. The Cash Substitution Release Notice shall specify the amount of cash to be deposited and the number of Collateral Shares requested to be released, which number shall be equal to the result obtained by multiplying (x) the amount of cash deposited, divided by such Redemption Price for one Rentech Preferred Share, by (y) the Collateral Coverage Ratio then in effect. Upon receipt by the Collateral Agent of evidence satisfactory to it that such amount of cash has been credited to the Collateral Account, the Collateral Agent shall instruct Custodian (I) to release the number of Collateral Shares specified in the Cash Substitution Release Notice and (II) allocate such release of Collateral Shares to each Optionee Collateral Account and allocate such deposit of cash to each Optionee Collateral Account, in each case, ratably, based on the ratio of (x) the number of Rentech Preferred Shares held by the applicable Optionee (as notified to the Collateral Agent by such Optionee upon request of the Collateral Agent) to (y) the aggregate number of Rentech Preferred Shares outstanding on such date (as notified to the Collateral Agent by the Required Optionees upon request of the Collateral Agent).

(c) Release of Collateral Shares upon Conversion of Preferred. Pledgor may, upon three (3) Business Days’ notice (or four (4) Business Days if such notice is not received by 12:00 noon on the applicable Business Day) to the Collateral Agent and the applicable Optionee (a “Conversion Release Notice”), request the release of Collateral Shares from the Optionee Collateral Account of an Optionee contemporaneous with such Optionee’s election to convert all or a portion of the Rentech Preferred Shares owned by it into Rentech Common Shares in accordance with the terms of the Rentech Preferred Shares, and upon such Optionee’s direction Collateral Agent shall instruct Custodian to release such Collateral Shares on the date specified by Pledgor in such request. Pledgor’s Conversion Release Notice shall specify (i) the number of Rentech Preferred Shares that are being converted to Rentech Common Shares at the request of such Optionee at or about the time the Conversion Release Notice has been delivered and (ii) the number of Collateral Shares requested to be released from the Optionee Collateral Account of such Optionee, which number shall be equal to the result obtained by multiplying (x) the number of Rentech Preferred Shares of such Optionee that are being converted to Rentech Common Shares at such time by (y) the Collateral Coverage Ratio then in effect.

(d) Termination of Optionee Put Agreement. If any Optionee Put Agreement terminates in accordance with its terms (other than by reason of an assignment permitted pursuant to Section 9 thereof) then all Rentech Preferred Shares credited to the respective Optionee Collateral Account shall be automatically released hereunder.

5. Pledgor’s Warranties. Pledgor hereby represents and warrants to the Collateral Agent and to each Optionee as follows:

(a) Pledgor owns the Collateral free and clear of any setoff, claim, restriction, Lien, security interest or encumbrance and has granted to the Collateral Agent a first priority perfected Lien therein, subject only to Permitted Liens.

(b) On the date of this Agreement, 5,524,862 units of Underlying Equity (the “Required Collateral Shares Amount”) are held in and credited to the Collateral Account. The Collateral Shares held in the Collateral Account are (i) registered in the name of The Depository Trust Company’s nominee, (ii) maintained in the form of book entries on the books of The Depository Trust Company, and (iii) allowed to be settled through The Depository Trust Company’s regular book-entry settlement services. Pledgor’s “holding period” under Rule 144 for the Collateral Shares began, and Pledgor paid the full purchase price of the Collateral Shares, at least one year prior to the date such Collateral Shares are pledged.

(c) No effective financing statement, control agreement, register of mortgages, charges and other encumbrances or similar document covering the Collateral or any part thereof is in effect in any public office (except in favor of the Collateral Agent).

(d) The security interest in the Collateral granted by it pursuant to this Agreement is a valid and binding perfected security interest in the Collateral subject to no other Liens or security interests other than Permitted Liens.

(e) Except for those filings, consents and approvals required to perfect the security interest in the Collateral or to enforce such security interest that are listed on Schedule 5(e), no filings or consent or approval from any Person is required for the pledge of the Collateral or the exercise of the Collateral Agent’s rights and remedies hereunder.

6. Pledgor’s Covenants. During the term of this Agreement:

(a) Pledgor Remain Liable. Notwithstanding anything to the contrary contained herein, (i) Pledgor shall remain liable under the contracts and agreements included in the Collateral, if any, to the extent set forth therein to perform all duties and obligations thereunder to the same extent as if this Agreement had not been executed; (ii) the exercise by the Collateral Agent of any of its rights hereunder shall not release Pledgor from any of Pledgor’s duties or obligations under the contracts and agreements included in the Collateral, if any; and (iii) the Collateral Agent shall have no obligation or liability under the contracts and agreements related to the Collateral by reason of this Agreement, nor shall the Collateral Agent be obligated to perform any of the obligations or duties of Pledgor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

(b) Collateral. Pledgor shall keep the Collateral free from all Liens and security interests, except for Permitted Liens. Pledgor shall defend the Collateral against all claims and demands of all Persons at any time claiming any interest therein adverse to the Collateral Agent or any Optionee. Pledgor shall not, at any time, (i) sell, transfer or otherwise dispose of any Collateral except with respect to Collateral released in accordance with Section 4(b) or Section 4(c) of this Agreement, or (ii) enter into any agreement that contractually imposes any lock-up, encumbrance, or other restriction in respect of any Collateral Shares. Pledgor shall not, and shall not permit any Person to, make any registrations, filings or recordations in any jurisdiction evidencing any Lien on or security interest in the Collateral including any filing in any register of mortgages, charges and other encumbrances, entering into control agreements, or any filing of UCC financing statements, other than with respect to the Aggregate Put Obligations.

(c) Collateral Agent’s Right to Pay Costs. Whether the Collateral is or is not in the Collateral Agent’s possession, and without any obligation to do so and without waiving Pledgor’s default for failure to make any such payment, the Collateral Agent at its option may pay any such costs and expenses and discharge encumbrances on the Collateral, and such payments shall be a part of the Aggregate Put Obligations and bear interest at the Default Rate from the date paid until such amounts are repaid. Pledgor shall reimburse the Collateral Agent on demand for any costs and expenses so incurred.

(d) Control Agreements. Pledgor will, at the request of the Collateral Agent, execute and deliver control agreements with respect to the Collateral and any other documents appropriate in the reasonable judgment of the Collateral Agent to obtain, maintain and perfect its first priority Lien on the Collateral.

(e) Possession of Collateral. Except as permitted under Section 6(i) of this Agreement, the Collateral shall be deposited in or credited to and held at all times in the Collateral Account. Pledgor shall deliver all investment securities and other instruments and documents which are a part of the Collateral to the Custodian to be credited to the Collateral Account immediately, or if hereafter acquired, immediately following acquisition, in a form suitable for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures appropriately guaranteed in form and substance acceptable to the Collateral Agent and the Custodian.

(f) Change of Name/Status. Pledgor’s jurisdiction of formation is set forth on the signature page hereto. Pledgor shall not change its name, jurisdiction of formation, or form of organization unless such change is permitted by its organizational documents and unless the Collateral Agent (at the direction of the Required Optionees) provides its prior written consent, provided that within ten (10) days after the date hereof Pledgor shall change its name to “DSHC, LLC” and in connection therewith shall (i) promptly execute and deliver all such further documents and take such further actions as may be reasonably necessary or as the Collateral Agent may reasonably request to assure the Collateral Agent that the security interests hereunder continue to be perfected with a first priority Lien and (ii) provide legal opinions consistent with those provided on the date hereof as to the continued perfection and priority of the security interest created hereby.

(g) Notice of Changes. Pledgor shall notify the Collateral Agent immediately of any change in any matter warranted or represented by Pledgor in this Agreement.

(h) Voting Rights. Until sale or disposition of any Collateral Shares by the Collateral Agent upon the occurrence of an Event of Default, Pledgor shall retain all voting rights pertaining to such Collateral Shares and shall be entitled to exercise such rights; provided, however, that no vote shall be cast or consent, waiver or ratification given or action taken which would be inconsistent with or violate any provision of this Agreement or any Optionee Put Option Agreement, including without limitation, the adoption of a rights plan or poison pill, or imposition of any transfer restrictions on the Underlying Equity that could have an adverse effect on the enforcement of the Collateral Agent’s or any Optionee’s rights under this Agreement. After the sale and disposition of any Collateral Shares, the voting rights for such Collateral Shares shall be vested in the purchasers of such shares.

(i) Dividends. All dividends, distributions and proceeds in respect of the Collateral Shares, whether in cash, securities or other property, shall be deposited into the Collateral Account and constitute Collateral. Unless an Event of Default shall have occurred and be continuing, Pledgor is entitled to receive Ordinary Cash Distributions paid on any Collateral and deposited into the Collateral Account. Ordinary Cash Distributions will be released from the Collateral Account, upon three (3) Business Days’ notice (or four (4) Business Days if such notice is not received by 12:00 noon on the applicable Business Day) to Collateral Agent requesting the release of such Ordinary Cash Distributions (which notice may be delivered prior to the deposit of such Ordinary Cash Distributions), and Collateral Agent shall instruct Custodian to release such Ordinary Cash Distributions on the date specified by Pledgor in such request so long as of the date of such notice no Event of Default has occurred, is continuing or would result from such release (as certified by Pledgor in such notice). On and after the occurrence and during the continuance of an Event of Default, all payments and distributions made to Pledgor upon or with respect to the Collateral shall be paid or delivered to the Collateral Agent, and Pledgor agrees to take all such action as the Collateral Agent may deem necessary or appropriate to cause all such payments and distributions to be made to the Collateral Agent. Further, the Collateral Agent (at the direction of the Required Optionees) shall have the right, at any time after the occurrence and during the continuance of any Event of Default, to notify and direct any issuer to thereafter make all payments, dividends, and any other distributions payable in respect thereof directly to the Collateral Agent. Such issuer shall be fully protected in relying on the written statement of the Collateral Agent that it then holds a security interest which entitles it to receive such payments and distributions.

(j) Other Parties and Other Collateral. No renewal or extensions of or any other indulgence with respect to the Aggregate Put Obligations or any part thereof, no modification of the document(s) evidencing the Aggregate Put Obligations, no release of any security, no release of any Person (including any maker, indorser, guarantor or surety) liable on the Aggregate Put Obligations, no delay in enforcement of payment, and no delay or omission or lack of diligence or care in exercising any right or power with respect to the Aggregate Put Obligations or any security therefor or guaranty thereof or under this Agreement shall in any manner impair or affect the rights of the Collateral Agent or any Optionee under any Law, hereunder, or under any other agreement pertaining to the Collateral. Neither the Collateral Agent nor any Optionee need file suit or assert a claim for personal judgment against any Person for any part of the Aggregate Put Obligations or seek to realize upon any other security for the Aggregate Put Obligations, before foreclosing or otherwise realizing upon the Collateral.

(k) Waivers by Pledgor. Pledgor waives notice of the creation, advance, increase, existence, extension or renewal of, and of any indulgence with respect to, the Aggregate Put Obligations; waives notice of any change in financial condition of any person liable for the Aggregate Put Obligations or any part thereof, notice of any Event of Default, and all other notices respecting the Aggregate Put Obligations; and agrees that maturity of the Aggregate Put Obligations and any part thereof may, in accordance with the Put Option Agreements, be accelerated, extended or renewed one or more times, without notice to Pledgor. Pledgor waives any right to require that any action be brought against any other Person or to require that resort be had to any other security or to any balance of any deposit account. Pledgor further waives any right of subrogation or to enforce any right of action against any other pledgor until the Aggregate Put Obligations are paid in full.

(l) Registration under Securities Act. Within three (3) Business Days after the Pledgor’s receipt of written notice (the “Registration Demand”) that is addressed to each of the Pledgor and Rentech Nitrogen Holdings, Inc. (the “Term Loan Pledgor”) and that is signed by each of the Collateral Agent hereunder and the Person named as Secured Party (the “Term Loan Collateral Agent”) in the Pledge Agreement, dated the date hereof (the “Term Loan Pledge Agreement”), made between the Term Loan Pledgor and the Term Loan Collateral Agent, the Pledgor, jointly with the Term Loan Pledgor, shall notify the Issuer of its election to exercise one demand registration right under Section 7.12 of the Partnership Agreement with respect to all Underlying Equity constituting Collateral hereunder and all Underlying Equity constituting Collateral (as defined in the Term Loan Pledge Agreement) (collectively, the “Pledged Underlying Equity”). After delivery of the Registration Demand to the Issuer, the Pledgor shall promptly execute and deliver all such further documents and take all such further actions as may be reasonably necessary or as the Collateral Agent or the Optionees may reasonably request to facilitate the registration, subject to the terms of the Partnership Agreement, of all Pledged Underlying Equity under the provisions of the Securities Act, and to cause such registration statement to remain effective until the earlier of (i) the date all Pledged Underlying Equity has been sold thereunder and (ii) the date this Pledge Agreement terminates.

(m) Assignment of Registration Rights under Partnership Agreement. If, prior to the Pledgor’s exercise of its rights to make a Registration Demand under Section 6(l) above and as a result of the exercise of remedies by the Collateral Agent or any Optionee after the occurrence of an Event of Default, Underlying Equity constituting Collateral shall have been sold or otherwise disposed of (including via foreclosure, deed-in-lieu of foreclosure, or other similar process), the Pledgor shall, within three (3) Business Days after the Pledgor’s receipt of written notice from the Collateral Agent (at the direction of the Required Optionees), exercise its rights under Section 7.12(e) of the Partnership Agreement to assign to the then owner of such Underlying Equity its rights under Section 7.12 of the Partnership Agreement to cause the Issuer to register Underlying Equity. The Pledgor shall promptly execute and deliver all such further documents and take all such further actions as may be reasonably necessary or as the Collateral Agent or any Optionee may reasonably request to facilitate such assignment of such registration rights.

(n) Limitation on Exercise of Registration Rights. Pledgor shall not exercise, or permit any Affiliate to exercise, more than two demand registration rights under Section 7.12 of the Partnership Agreement with respect to any Underlying Equity unless the Collateral Agent has previously exercised the rights to require registration of Underlying Equity specified in Section 6(l) above.

(o) Maximum Demands. Notwithstanding any provision of this Agreement to the contrary, in no event shall the Collateral Agent and the Term Loan Collateral Agent be entitled to more than one demand right in the aggregate, whether under Section 6(l), 6(m), 6(n) of this Agreement or Section 4(l), 4(m), or 4(n) of the Term Loan Pledge Agreement.

(p) Further Assurances. At any time and from time to time, Pledgor shall promptly execute and deliver all such further documents and take such further actions as may be reasonably necessary or as the Collateral Agent may reasonably request (i) to assure the Collateral Agent that the security interests hereunder are perfected with a first priority Lien and (ii) to carry out the provisions and purposes of this Agreement.

7. Power of Attorney. Pledgor hereby irrevocably constitutes and appoints (which appointment is coupled with an interest) the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the name of Pledgor or in its own name, to take after the occurrence and during the continuance of an Event of Default and from time to time thereafter, any and all action and to execute any and all documents and instruments which the Collateral Agent at any time and from time to time deems necessary or desirable to accomplish the purposes of this Agreement, including, without limitation, selling any of the Collateral on behalf of Pledgor as agent or attorney in fact for Pledgor and receiving, evidencing and collecting all checks and other orders for the payment of money made payable to Pledgor with respect to the Collateral and applying the proceeds received therefrom to pay the applicable Optionee Put Obligations in accordance with the applicable Optionee Put Option Agreement; however, nothing in this paragraph shall be construed to obligate the Collateral Agent to take any action hereunder nor shall the Collateral Agent or any Optionee be liable to Pledgor for failure to take any action hereunder. This appointment shall be deemed a power coupled with an interest, is irrevocable.

8. Rights and Powers of the Collateral Agent. The Collateral Agent, after the occurrence and during the continuance of an Event of Default, without liability to Pledgor, may (at the direction of the applicable Optionee): take control of proceeds, including stock received as dividends or by reason of stock splits; release the applicable Optionee Collateral in its possession to Pledgor, temporarily or otherwise; reject as unsatisfactory any property hereafter offered by Pledgor as Optionee Collateral; take control of funds generated by the applicable Optionee Collateral, such as cash dividends, interest and proceeds, and use same to reduce the applicable Optionee Put Obligations; exercise all other rights which an owner of such Optionee Collateral may exercise; and at any time transfer any of the applicable Optionee Collateral or evidence thereof into its own name or that of its nominee. Neither the Collateral Agent, any Optionee, nor any of such Peron’s Related Parties shall be liable for failure to collect any account or instruments, or for any act or omission on the part of the Collateral Agent, its officers, agents or employees, except for any act or omission arising out of their own willful misconduct or fraud as determined by a court of competent jurisdiction in a final non-appealable judgment. The foregoing rights and powers of the Collateral Agent and the Optionees will be in addition to, and not a limitation upon, any rights and powers of the Collateral Agent and the Optionees, as applicable, given by Law, elsewhere in this Agreement, or otherwise.

9. Default.

(a) Rights and Remedies. After the occurrence and during the continuance of an Event of Default and at any time thereafter, the Collateral Agent at the written direction of the applicable Optionee shall, without (i) presentment, demand, or protest, (ii) notice of default, dishonor, demand, non-payment, or protest, or (iii) notice of any other kind, all of which Pledgor hereby expressly waives (except for any notice required under such Optionee’s Put Option Agreement or which may not be waived under applicable Law), exercise and enforce, any and all of the rights and remedies provided hereunder or available to the Collateral Agent at law or in equity, including, without limitation, the following rights and remedies:

(i) Exercise of Exclusive Control. The Collateral Agent shall exercise exclusive control over such Optionee Collateral Account and the Optionee Collateral held or deposited therein.

(ii) Control of Collateral. The Collateral Agent shall, without liability to Pledgor, take control of the proceeds, including stock received as dividends or by reason of stock splits, temporarily or otherwise, take control of funds generated by the applicable Optionee Collateral, including the applicable Optionee Collateral Account, such as cash dividends, interest and proceeds, and use same to reduce any part of the applicable Optionee Put Obligations and exercise all other rights which an owner of such Collateral may exercise, and at any time transfer any of such Collateral or evidence thereof into its own name or that of its nominee.

(iii) Liquidation and Redemption of Collateral. The Collateral Agent shall instruct a Custodian to cancel any open trade, settlement, transfer or other orders with respect to any of the applicable Optionee Collateral, redeem any of such Optionee Collateral by notice to the issuer of such Optionee Collateral, transfer any or all of such Optionee Collateral to the Collateral Agent or its designee, transfer the whole or any part of such Optionee Collateral into its name or the name of its nominee or to notify the obligors on any such Optionee Collateral to make payment to the Collateral Agent or its nominee of any amounts due thereon and to take control or grant its nominee the right to take control of any proceeds of such Optionee Collateral, liquidate or redeem such Optionee Collateral under its name or under the name of Pledgor pursuant to Section 7, withdraw and/or sell any such Optionee Collateral and pay the proceeds of any such Optionee Collateral to the applicable Optionee for application by such Optionee to the its unpaid Optionee Put Obligations.

(iv) Uniform Commercial Code. In addition, as directed by the applicable Optionee in writing, the Collateral Agent shall exercise or enforce all of the rights, powers and remedies of a secured creditor under the Uniform Commercial Code (“UCC”) as the same may, from time to time, be in effect in the State of New York, including any rights under Section 9-607 of the UCC, provided, however, in any event that, by reason of mandatory provisions of Law, any or all of the attachment, perfection or priority (or terms of similar import in any applicable jurisdiction) of the Collateral Agent’s Lien on any portion of the applicable Optionee Collateral is governed by the Uniform Commercial Code (or other similar Law) as in effect in a jurisdiction (whether within or outside the United States) other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code (or other similar Law) as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority (or terms of similar import in such jurisdiction) and for purposes of definitions related to such provisions, and any and all rights and remedies available to it hereunder.

(b) Foreclosure Sales

(i) Pledgor specifically understands and agrees that any sale by the Collateral Agent of all or part of the Collateral pursuant to the terms of this Agreement may be effected by the Collateral Agent at times and in manners which could result in the proceeds of such sale as being significantly and materially less than what might have been received if such sale had occurred at different times or in different manners, and Pledgor hereby releases the Collateral Agent, the Optionees and their officers and representatives and Related Parties from and against any and all obligations and liabilities arising out of or related to the timing or manner of any such sale. If, in the opinion of the Collateral Agent, there is any question that a public sale or distribution of any Collateral will violate any state or federal securities law, the Collateral Agent may offer and sell such Collateral in a transaction exempt from registration under federal securities law, and any such sale made in good faith by the Collateral Agent shall be deemed “commercially reasonable.” Furthermore, Pledgor acknowledges that any such restricted or private sales may be at prices and on terms less favorable to Pledgor than those obtainable through a public sale without such restrictions, but agrees that such sales are commercially reasonable. Pledgor further acknowledges that any specific disclaimer of any warranty of title or the like by the Collateral Agent will not be considered to adversely affect the commercial reasonableness of any sale of Collateral.

(ii) Subject to clause (c) below and to the extent a notice of a sale is required to be given by the Collateral Agent under 9-611 of the UCC, any notice made shall be deemed reasonable if sent to Pledgor at the address referred to in Section 10(e) prior to (x) the date of any proposed public sale of any Collateral Shares (or on such date but prior to any such sale) or (y) the date on or after which the Collateral Agent intends to conduct a private sale of any Collateral Shares (or on such date but prior to any such sale), and any such period shall constitute a reasonable time for such notice. The Collateral Agent retains all rights to suspend or delay any such sales with or without notice.

(iii) Neither the Collateral Agent, any Optionee or any of such Person’s Related Parties shall be liable for failure to collect any account or instruments, or for any act or omission on the part of such Person, its officers, agents or employees in connection with the Collateral, including any action or omission that occurs during the exercise of the Collateral Agent’s rights or remedies, except for any act or omission determined by a court of competent jurisdiction in a final, non-appealable judgment to constitute gross negligence or willful misconduct on the part of such Person.

(iv) Pledgor shall be liable for any deficiency if the proceeds of any sale or other disposition of any Optionee Collateral are insufficient to pay the Optionee Put Obligations (including the fees and disbursements of counsel employed by the Collateral Agent to collect such deficiency).

(c) Sales of Collateral Shares. Without limiting the foregoing clauses (a) and (b), Pledgor agrees that the Collateral Shares are of a kind that is customarily sold on a recognized market.

10. General.

(a) Parties Bound. The Collateral Agent’s rights hereunder shall inure to the benefit of the Optionees and their respective successors and assigns, and the Optionee’s rights hereunder shall inure to the benefit of their respective successors and assigns. All representations, warranties and agreements of Pledgor shall be binding upon the personal representatives, heirs, successors and assigns of Pledgor.

(b) Waiver. No failure by or delay of the Collateral Agent or any Optionee in exercising any power, right or remedy shall operate as a waiver thereof; nor shall any single or partial exercise of any power, right or remedy preclude other or further exercise thereof or the exercise of any other power, right or remedy. Each right, power and remedy of the Collateral Agent and any Optionee as provided for herein, or which shall now or hereafter exist at law or in equity or by statute or otherwise, shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Collateral Agent or any Optionee of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by the Collateral Agent or such Optionee of any or all other such rights, powers or remedies.

(c) Continuing Agreement. This Agreement shall constitute a continuing agreement and shall continue in effect until the date all Put Option Agreements have been terminated in accordance with their terms and all then existing obligations of Pledgor thereunder have been paid in full, provided that an Optionee shall have no further rights or obligations under this Agreement after the earlier of (x) the date such Optionee’s Put Option Agreement terminates in accordance with its terms and (y) the first date after such Optionee has exercised its Put Right under its Optionee Put Option Agreement and receives payment in full of the amount required to be paid thereunder.

(d) [reserved].

(e) Notice. Each notice and other communications shall be given to each party in accordance with and at the address of such party set forth in Section 7 of the Put Option Agreement provided that the address of the Collateral Agent is:

Credit Suisse AG, Cayman Islands Branch

Eleven Madison Avenue

New York, NY 10010

Attention: Agency Manager

Phone: 919-994-6369

Fax: 212-322-2291

Email: agency.loanops@credit-suisse.com.

(f) Modifications. No provision of this Agreement shall be modified or limited except by a written agreement signed by each Party hereto. The provisions of this Agreement shall not be modified or limited by course of conduct or usage of trade.

(g) Severability. In case any provision in this Agreement shall be held to be invalid, illegal or unenforceable, such provision shall be severable from the rest of this Agreement, as the case may be, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(h) Applicable Law. This Agreement shall be governed by, construed and interpreted in accordance with the law of the State of New York, without giving effect to its conflict of laws provisions other than Section 5-1401 of the New York General Obligations Law. Section 15 of the Put Option Agreements shall apply herein, mutatis mutandis, as if set out in this Agreement in full.

(i) Assignments. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. However, neither this Agreement nor any of the rights of the parties hereunder may otherwise be transferred or assigned by any party hereto, except that (i) if an Optionee Transfers (as defined in the Subscription Agreement) any Rentech Preferred Shares to any Person in a Transfer permitted by Section 4.2 of the Subscription Agreement or Transfers any Rentech Preferred Shares to a Permitted Transferee (as defined in the Subscription Agreement referred to in each Put Option Agreement), such Optionee shall cause such Person or Permitted Transferee, as applicable, to (x) enter into a supplement to this Agreement whereby such Person or Permitted Transferee, as applicable, becomes an “Optionee” hereunder and a party to this Agreement and (y) update Schedule 1 to this Agreement to reflect the name of such Person or Permitted Transferee, as aapplicable, and the number of Collateral Shares allocated to such Person or Permitted Transferee and deliver it to the Collateral Agent, (ii) Collateral Agent may assign all or a portion of its rights and obligations under this Agreement in accordance with Section 6 of Exhibit A to this Agreement, and (iii) Pledgor may not assign any of its rights and obligations under this Agreement to any Person without the prior written consent of each Optionee. Any attempted transfer or assignment in violation of this Section 9 shall be null and void ab initio.

(j) Financing Statement. Pledgor hereby irrevocably authorizes the Collateral Agent (or its designee) at any time and from time to time to file in any jurisdiction any financing or continuation statement and amendment thereto or any registration of charge, mortgage or otherwise, containing any information required under the UCC or the Law of any other applicable jurisdiction (in each case, without the signature of Pledgor to the extent permitted by applicable law), necessary or appropriate in the reasonable judgment of the Collateral Agent to perfect or evidence its security interest in and lien on the Collateral. Any such collateral description shall be limited to the Collateral granted hereunder and shall not describe the collateral as all assets or similarly over inclusive description. Pledgor hereby irrevocably ratifies and approves any such filing, registration or recordation in any jurisdiction by the Collateral Agent (or its designee) that has occurred prior to the date hereof, of any financing statement, registration of charge, mortgage or otherwise. Pledgor shall, at the request of the Collateral Agent, take all action reasonably requested by the Collateral Agent in connection with the filing of any such financing statement, and will provide to the Collateral Agent (or its designees) any and all information required under the UCC or the law of any other applicable jurisdiction for the effective filing of a financing statement and/or any amendment thereto or any registration of charge, mortgage or otherwise.

11. Custodian Substitution.

(a) Notwithstanding anything to the contrary contained in this Agreement, prior to Custodian Substitution Date, (i) all references herein to any Optionee Collateral Account shall be deemed to be a reference to the Collateral Account described in Part A of Schedule 1 and (ii) each Optionee in providing directions hereunder to the Collateral Agent, and the Collateral Agent in acting on such directions from such Optionee, shall use reasonable efforts to affect only that portion of the Collateral Shares and the Collateral that represent such Optionee’s pro rata allocation of the aggregate Collateral regardless of the fact that such pro rata share is not then separately allocated to such Optionee in an Optionee Collateral Account.

(b) On or prior to April 16, 2014, the Pledgor shall cause The Bank of New York Mellon to (x) open an Optionee Collateral Account for each Optionee and to provide the Collateral Agent with the account number for each such account for inclusion by the Collateral Agent in Part B of Schedule 1 to this Agreement, and (y) enter into a new Control Agreement reasonably satisfactory to each Optionee replacing the Control Agreement in effect on the date hereof and replace Credit Suisse Securities (USA) LLC as Custodian.

(c) Upon receipt by the Collateral Agent of confirmation that the Optionee Collateral Accounts are open at The Bank of New York Mellon and that The Bank of New York Mellon has entered into the new Control Agreement referred to above, the Collateral Agent shall (i) direct the then Custodian to transfer Underlying Equity equal to the Required Collateral Shares Amount to The Bank of New York Mellon and (ii) acting together with the Pledgor, effect the termination of the old Control Agreement.

(d) On or prior to April 16, 2014, the Pledgor shall promptly execute and deliver all such further documents and take such further actions as may be reasonably necessary or as the Collateral Agent or any Optionee may reasonably request to facilitate the substitution of the Custodian, the execution of a replacement Control Agreement, and the transfer of the Required Collateral Shares Amount as specified in this section.

(e) If the Custodian Substitution Date has not occurred by April 16, 2014, an Event of Default shall be deemed to have occurred with respect to each Optionee.

12. NOTICE OF FINAL AGREEMENT. THIS AGREEMENT AND THE PUT OPTION AGREEMENTS CONSTITUTE THE ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO RELATING TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY AND ALL PREVIOUS AGREEMENTS AND UNDERSTANDINGS, ORAL OR WRITTEN, BETWEEN THE PARTIES HERETO RELATING TO THE SUBJECT MATTER HEREOF.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives as of the date first above written.

PLEDGOR:

DARKSTONE, LLC

By:	/s/ Colin M. Morris
Name:	Colin M. Morris
Title:	President

Jurisdiction of Formation: Delaware

Signature Page to Pledge Agreement

THE COLLATERAL AGENT:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

By:	/s/ Mikhail Faybusovich
Name:	Mikhail Faybusovich
Title:	Authorized Signatory

By:	/s/ Tyler R. Smith
Name:	Tyler R. Smith
Title:	Authorized Signatory

Signature Page to Pledge Agreement

OPTIONEES:

GSO SPECIAL SITUATIONS OVERSEAS MASTER FUND LTD.		STEAMBOAT CREDIT OPPORTUNITIES MASTER FUND LP

By:	GSO Capital Partners LP, its investment advisor	By:	GSO Capital Partners LP, its Investment Manager

By:	/s/ Marisa J. Beeney	By:	/s/ Marisa J. Beeney
	Name: Marisa J. Beeney		Name: Marisa J. Beeney
	Title: Authorized Signatory		Title: Authorized Signatory

GSO SPECIAL SITUATIONS FUND LP		GSO COASTLINE CREDIT PARTNERS LP

By:	GSO Capital Partners LP, its investment advisor	By:	GSO Capital Partners LP, its Investment Manager

By:	/s/ Marisa J. Beeney	By:	/s/ Marisa J. Beeney
	Name: Marisa J. Beeney		Name: Marisa J. Beeney
	Title: Authorized Signatory		Title: Authorized Signatory

GSO PALMETTO OPPORTUNISTIC INVESTMENT PARTNERS LP		GSO CACTUS CREDIT OPPORTUNITIES FUND LP

By:	GSO Capital Partners LP, as Investment Manager	By:	GSO Cactus Credit Opportunities Associates LLC, its general partner

By:	/s/ Marisa J. Beeney	By:	/s/ Marisa J. Beeney
	Name: Marisa J. Beeney		Name: Marisa J. Beeney
	Title: Authorized Signatory		Title: Authorized Signatory

GSO CREDIT-A PARTNERS LP		GSO AIGUILLE DES GRANDS MONTETS FUND II LP

By:	GSO Capital Partners LP, its Investment Manager	By:	GSO Capital Partners LP as Attorney-in-Fact

By:	/s/ Marisa J. Beeney	By:	/s/ Marisa J. Beeney
	Name: Marisa J. Beeney		Name: Marisa J. Beeney
	Title: Authorized Signatory		Title: Authorized Signatory

Signature Page to Pledge Agreement

Exhibit A

Agency Provisions

Section 1. Appointment and Authority. Each of the Optionees hereby irrevocably appoints Credit Suisse AG, Cayman Islands Branch to act on its behalf as Collateral Agent hereunder and authorizes Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to Collateral Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto. In performing its functions and duties hereunder, Collateral Agent shall act solely as an agent of the Optionees and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Pledgor. Upon request of Collateral Agent, each Optionee agrees to promptly provide Collateral Agent with such information related to an Optionee Collateral Account or any Collateral subject to the control of such Optionee. The provisions of this Article are solely for the benefit of the Optionees, and the Pledgor shall have no rights as a third party beneficiary of any of such provisions.

Section 2. Rights as an Optionee. If the Person serving as Collateral Agent hereunder also acts as a Optionee hereunder, it shall have the same rights and powers in its capacity as a Optionee as any other Optionee and may exercise the same as though it were not Collateral Agent and the term “Optionee” or “Optionees” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as Collateral Agent hereunder in its individual capacity. Collateral Agent and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Pledgor or other Affiliate (including Issuer) thereof as if such Person were not Collateral Agent hereunder and without any duty to account therefor to the Optionees.

Section 3. Exculpatory Provisions.

(a) Collateral Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, Collateral Agent:

(i)	shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing;

(ii)	shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that Collateral Agent is required to exercise, provided that Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose Collateral Agent to liability or that is contrary to this Agreement or applicable Law; or

(iii)	shall not, except as expressly set forth herein, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Pledgor or any of its Affiliates (including Issuer) that is communicated to or obtained by the Person serving as Collateral Agent or any of its Affiliates in any capacity.

Neither Collateral Agent nor any of its Related Parties shall be liable for any action taken or not taken by it (i) with the consent or at the request of any Optionee (or such other number or percentage of the Optionees as shall be necessary, or as Collateral Agent shall believe in good faith shall be necessary) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a final, nonappealable judgment of a court of competent jurisdiction. Collateral Agent shall not be deemed to have knowledge of any Event of Default unless and until written notice describing such Event of Default is given to Collateral Agent by Pledgor or an Optionee.

Collateral Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms, conditions, or provisions set forth herein, or as to the existence or possible existence of any Event of Default, or (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document.

Section 4. Reliance by Collateral Agent. Collateral Agent shall be entitled to rely upon, shall be fully protected in relying on and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. Collateral Agent may consult with legal counsel (who may be counsel for Pledgor), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 5. Delegation of Duties. Collateral Agent, without consent of or notice to any party hereto, may perform any and all of its duties and exercise its rights and powers hereunder by or through any one or more agents, sub-agents, affiliates or employees appointed by Collateral Agent. Collateral Agent and any such agents, sub-agent, affiliates or employees may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Exhibit shall apply to any such agents, sub-agents, affiliates or employees and to the Related Parties of Collateral Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facility provided for herein as well as activities as Collateral Agent.

Section 6. Resignation of Collateral Agent. Collateral Agent may at any time give notice of its resignation to Optionees and Pledgor. Upon receipt of any such notice of resignation, the Required Optionees shall have the right, in consultation with (and so long as no Event of Default then exists, with approval of) Pledgor, to appoint a successor Collateral Agent. If no such successor shall have been so appointed by the Required Optionees or an appointed successor does not accept such appointment within thirty (30) days after the retiring Collateral Agent gives notice of its resignation, then the retiring Collateral Agent may on behalf of the Optionees, appoint a successor Collateral Agent, provided that if Collateral Agent shall notify Pledgor and Optionees that no Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Collateral Agent shall be discharged from its duties and obligations hereunder (except that if any Collateral is then held by Collateral Agent hereunder, the retiring Collateral Agent shall continue to hold such Collateral until such time as a successor Collateral Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through Collateral Agent shall instead be made by or to each Optionee directly, until such time as Required Optionees appoint a successor Collateral Agent as provided for above in this Section, and the retiring Collateral Agent shall take such actions as may be necessary or appropriate to transfer all Collateral held by it to the successor Collateral Agent. Upon the acceptance of a successor’s appointment as Collateral Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Collateral Agent, and the retiring Collateral Agent shall be discharged from all of its duties and obligations hereunder (if not already discharged therefrom as provided above in this Section). After the retiring Collateral Agent’s resignation hereunder, the provisions of this Exhibit shall continue in effect for the benefit of such retiring Collateral Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Collateral Agent was acting as Collateral Agent.

Section 7. Non-Reliance on Collateral Agent and Other Optionees. Each Optionee acknowledges that it has, independently and without reliance upon Collateral Agent or any other Optionee or any of their Related Parties and based on such documents and information as it has deemed appropriate, performed its own analysis and made its own decision (credit, legal and otherwise) to enter into this Agreement or any related agreement or any document furnished hereunder. Each Optionee also acknowledges that it will, independently and without reliance upon Collateral Agent or any other Optionee or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to perform its own analysis and make its own decisions (credit, legal and otherwise) in taking or not taking action under or based upon this Agreement or any related agreement or any document furnished hereunder or thereunder.

Section 8. No Other Duties. Anything herein to the contrary notwithstanding, Collateral Agent shall not have any powers, duties or responsibilities under this Agreement, except in its capacity as Collateral Agent hereunder.

Section 9. Costs and Expenses; Indemnification; Damage Waiver.

(a) Costs and Expenses. Pledgor shall pay (i) all reasonable out-of-pocket expenses incurred by Collateral Agent, any Optionee and their respective Affiliates after the date of this Agreement (including the reasonable fees, charges and disbursements of counsel) in connection with the administration of this Agreement and the preparation, negotiation, execution, delivery of any amendments, modifications or waivers of the provisions hereof or thereof, and (iii) all out-of-pocket expenses incurred by Collateral Agent or any Optionee (including the fees, charges and disbursements of any counsel for Collateral Agent and any Optionee), in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, and including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of this Agreement or any Put Option Agreement.

(b) Indemnification by Pledgor. Pledgor shall indemnify Collateral Agent (and any sub-agent thereof), each Optionee and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of one counsel to Collateral Agent and its Related Parties and one counsel for the other Indemnitees (and, if reasonably necessary, one local counsel to Collateral Agent and its Related Parties and one local counsel to the other Indemnitees, in any relevant material jurisdiction)) incurred by any Indemnitee or asserted against any Indemnitee by any third party or by Pledgor or any Related Party of Pledgor arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or the administration of this Agreement or (ii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Pledgor or any Related Party of Pledgor, and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted primarily from the gross negligence or willful misconduct of such Indemnitee.

(c) Reimbursement by Optionees. To the extent that Pledgor for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section 9 to be paid by it to Collateral Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Optionee severally agrees to pay to Collateral Agent (or any such sub-agent) or such Related Party, as the case may be, such Optionee’s ratable share (determined based on the ratio of (x) the number of Rentech Preferred Shares held by such Optionee at such time to (y) the aggregate number of Rentech Preferred Shares outstanding at such time) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against Collateral Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for Collateral Agent (or any such sub-agent) in connection with such capacity.

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, Pledgor shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the transactions contemplated hereby or thereby.

(e) Payments. All amounts due under this Section 9 shall be payable not later than ten (10) Business Days after demand therefor.

(f) Survival. The agreements in this Section shall survive the resignation or replacement of Collateral Agent, the replacement of any Optionee, the termination of any Put Option Agreement and the repayment, satisfaction or discharge of the Aggregate Put Obligations.

Schedule 1

Part A. Collateral Account (applicable prior to Custodian Substitution Date)

Account Name:	Darkstone LLC, as Pledgor to Credit Suisse AG, Cayman Islands Branch
Account Number:	204GA0
Location:	Credit Suisse Securities (USA) LLC

Part B. Optionee Collateral Table (applicable on and after Custodian Substitution Date)

Name of Optionee	Optionee Collateral Shares Amount	Collateral Account Name and Number[1]
GSO Special Situations Overseas Master Fund Ltd.	988,950.2980
GSO Special Situations Fund LP	1,588,473.7477
GSO Palmetto Opportunistic Investment Partners LP	368,324.1352
GSO Credit-A Partners LP	890,703.9699
GSO Coastline Credit Partners LP	212,327.6511
Steamboat Credit Opportunities Master Fund LP	212,171.0433
GSO Cactus Credit Opportunities Fund LP	546,149.4209
GSO Aiguille des Grands Montets Fund II LP	717,761.7340

[1]	To be provided on Custodian Substitution Date

Schedule 5(e)

Filings, Consents and Approvals

None